UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 23, 2008, Hampton Roads Bankshares, Inc. (“HRB” or “Hampton Roads Bankshares”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gateway Financial Holdings, Inc. (“Gateway Financial”). The Merger Agreement sets forth the terms and conditions of HRB’s acquisition of Gateway Financial through the merger of Gateway Financial with and into HRB (the “Merger”). Gateway Bank & Trust Co. (“Gateway Bank”), a wholly-owned subsidiary of Gateway Financial, will become a wholly-owned subsidiary of HRB in the Merger and will operate separately from the Bank of Hampton Roads, a wholly-owned subsidiary of HRB.

Under the terms of the Merger Agreement, HRB will acquire all of the outstanding shares of Gateway Financial. The shareholders of Gateway Financial will receive, for each share of Gateway Financial common stock that they own immediately prior to the effective time of the Merger, 0.67 shares of common stock of HRB (the “Exchange Ratio”). Each of Gateway Financial’s preferred shares outstanding immediately prior to the effective time will convert into new preferred shares of HRB that have substantially identical rights.

In addition, at the effective time of the Merger, each outstanding option to purchase shares of Gateway Financial common stock under any of Gateway Financial’s stock plans shall be converted into an option to acquire the number of shares of HRB common stock equal to the number of shares of common stock underlying the option multiplied by the Exchange Ratio. The exercise price of each option will be adjusted accordingly. Some of these options fully vest in accordance with their terms as a result of the Merger.

Pursuant to the Merger Agreement, Gateway Financial must use its best efforts to raise between $20,000,000 and $35,000,000 in qualified capital (collectively, the “Capital Financing”). HRB must approve any greater amount or different type of capital. Provided the Capital Financing permits Gateway Bank to qualify as “well capitalized” on or before September 29, 2008, HRB has agreed to lend, on its own behalf or that of Bank of Hampton Roads and Shore Bank, $31,000,000 (the “HRB Loan”), payable on demand. The repayment of the HRB Loan by Gateway Financial will be secured by a first priority lien on the stock of Gateway Bank, and the proceeds will be used to pay off all outstanding obligations under Gateway Financial’s various credit facilities with JPMorgan Chase Bank, N.A. including, without limitation, the subordinated debt, credit revolver and term note.

Consummation of the Merger is subject to the foregoing Capital Financing to Gateway Bank being deemed “well capitalized” and to the making of the HRB Loan as well as a number of customary conditions including the approval of the Merger by the shareholders of each of Gateway Financial and HRB and the receipt of all required regulatory approvals, all in accordance with the terms of the Merger Agreement. The Merger is expected to be completed in the fourth quarter of 2008. Pursuant to the Merger Agreement either party may terminate the Merger Agreement in the event the Merger is not consummated by June 30, 2009. Additionally, HRB may terminate the Merger Agreement if in the business judgment of its board of directors HRB would not have entered into the agreement had it been aware of matters disclosed in Gateway Financial’s disclosure schedules (discussed below). The termination of the Merger Agreement will, in certain circumstances, obligate Gateway Financial to pay HRB a termination fee of $3.3 million depending on the triggering event.

A copy of the Merger Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this Item 1.01. The description of the Merger Agreement above is a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. The Merger Agreement has been included to provide information regarding the terms of the Merger. It is not intended to provide any other factual information about HRB. Such information can be found in the other public filings that HRB makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Merger Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by HRB are qualified by information in the confidential disclosure schedules that will be attached to the Merger Agreement upon delivery by Gateway Financial within thirty days after signing. While HRB does not believe that these schedules will contain information that securities laws require it to disclose publicly, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Each of the executive officers and directors of Gateway Financial entered into a Support Agreement (“Gateway Support Agreement”) with Gateway Financial and HRB in connection with the execution of the Merger Agreement. Additionally, as a condition to the Merger, each of the officers of Gateway Financial must enter into identical Support Agreements with HRB. In the Gateway Support Agreement, each individual agreed to vote the shares that he or she owns in favor of the Merger and against any competing transactions (as described in the Gateway Support Agreement) that may arise. In addition, each individual agreed to not transfer such shares as provided in the Gateway Support Agreement. The form of Gateway Support Agreement is attached as Exhibit 6.10(a) to the Merger Agreement (Exhibit 2.1 of this Form 8-K report) and is incorporated by reference into this Item 1.01.

Each of HRB’s executive officers and directors also entered into a Support Agreement (“HRB Support Agreement”) with HRB and Gateway Financial in connection with the execution of the Merger Agreement. In HRB Support Agreement, each individual agreed to vote the shares that he or she owns in favor of the Merger and against any competing transactions (as described in HRB Support Agreement) that may arise. In addition, each individual agreed to not transfer such shares as provided in HRB Support Agreement. The form of HRB Support Agreement is attached as Exhibit 6.10(b) to the Merger Agreement (Exhibit 2.1 of this Form 8-K report) and is incorporated by reference into this Item 1.01.

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to (1) expectations about the ability of the parties to close on the Merger, (2) statements about the benefits of the combination of Gateway Financial and Hampton Roads Bankshares, including future financial and operating results, cost savings, and enhanced revenues, (3) statements with respect to Gateway Financial and Hampton Roads Bankshares’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (4) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These statements are based upon the current beliefs and expectations of Gateway Financial and Hampton Roads Bankshares’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) expected revenue synergies and cost savings from the combination may not be fully realized or realized within the expected time frame; (2) revenues following the combination may be lower than expected; (3) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (4) the failure of any of the other conditions precedent to the combination and the resulting potential termination of the Merger Agreement, for reasons such as failure to complete the Capital Financing, to achieve “well capitalized” status of Gateway Bank, to make the HRB Loan, or of either company’s shareholders to approve the combination; (5) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (6) the strength of the United States economy in general and the strength of the local economies in which the combined company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the combined company’s loan portfolio and allowance for loan losses; (7) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in

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asset quality in either Gateway Financial or Hampton Roads Bankshares’s loan portfolio, which may result in increased credit risk-related losses and expenses; (8) changes in the U.S. legal and regulatory framework; and (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company. Additional factors that could cause Gateway Financial or Hampton Roads Bankshares’s results to differ materially from those described in the forward-looking statements can be found in their respective reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Gateway Financial or Hampton Roads Bankshares or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Hampton Roads Bankshares nor Gateway Financial undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

Hampton Roads Bankshares and Gateway Financial will be filing relevant documents concerning the transaction with the Securities and Exchange Commission, including a registration statement on Form S-4 which will include a joint proxy statement/prospectus. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Hampton Roads Bankshares and Gateway Financial, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to:

Hampton Roads Bankshares, Inc. 999 Waterside Drive, Suite 200 Norfolk, VA 23510 Attention: Jack W. Gibson Telephone Number: (757) 217-1000	Gateway Financial Holdings, Inc. 1580 Laskin Road Virginia Beach, Virginia 23451 Attention: D. Ben Berry Telephone Number: (757) 422-4055

SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Hampton Roads Bankshares and Gateway Financial urge the shareholders of both companies and other investors to read the registration statement on Form S-4 and the proxy statement/prospectus included in the registration statement on Form S-4, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Hampton Roads Bankshares, Gateway Financial, and the proposed transaction.

Item 8.01.	Other Information.

A copy of the joint press release announcing the Merger Agreement and a letter to employees of the HRB are being filed as Exhibits 99.1 and 99.2, to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of September 23, 2008, by and between Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc., including the form of certain Support Agreements attached thereto as Exhibits 6.10(a) and 6.10(b).

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99.1	Press Release dated September 24, 2008, announcing execution of the Merger Agreement.

99.2	Letter dated September 24, 2008 to employees

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPTON ROADS BANKSHARES, INC.

Date: September 24, 2008	By:	/s/ Jack W. Gibson
Jack W. Gibson
Vice Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of September 23, 2008, by and between Hampton Roads Bankshares, Inc. and Gateway Financial Holdings, Inc., including the form of certain Support Agreements attached thereto as Exhibits 6.10(a) and 6.10(b)

99.1	Press Release dated September 24, 2008, announcing execution of the Merger Agreement.

99.2	Letter dated September 24, 2008 to employees.